UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2006

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	231739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Avatar Properties Inc. ("Properties"), a wholly-owned subsidiary of Avatar Holdings Inc. ("Avatar") entered into: (i) the Poinciana Parkway Regulatory Agreement, dated as of December 15, 2006, with Osceola County, Florida (the "Osceola Agreement") and (ii) the Poinciana Parkway Regulatory Agreement, dated as of December 20, 2006, with Polk County, Florida (the "Polk Agreement", and together with the Osceola Agreement, the "Regulatory Agreements"). As set forth in the Regulatory Agreements, Properties will acquire, develop and construct the Poinciana Parkway, a four-lane road traversing a distance of 9.66 miles in Osceola and Polk counties in Florida (the "Parkway"). The Parkway is intended, among other things, to improve the flow of vehicular traffic in the Counties, including in and around Poinciana, Florida. The Parkway will include a 4.15 mile segment to be operated as a private toll road ("Toll Road"). The Regulatory Agreements provide, among other things, that (i) Osceola and Polk Counties will assist Properties to facilitate the right-of-way acquisition, construction, completion and operation of the Parkway, and (ii) neither Osceola nor Polk Counties will pay for the costs associated with the acquisition and construction of the Parkway. Except for the Toll Road, the Parkway will be owned, maintained and operated by the Counties upon completion. Properties has agreed to toll rates (including maximum increases over time) that may be charged for use of the Toll Road, as specified in the Osceola Agreement.

Under the Regulatory Agreements, the Parkway is to be substantially complete and open to traffic by October 31, 2008, barring delays for some period of time resulting from causes beyond Properties’ reasonable control. Delays in obtaining required permits and approvals may extend this date. Properties has agreed to indemnify Osceola and Polk Counties against liability for loss, injury or damage to persons or property, including, without limitation, consequential damages, imposed on the Counties, except for any such loss, injury or damage that is caused by or results from the gross negligence or willful misconduct of the Counties. During the operation of the Toll Road, Properties has agreed to maintain, at its own cost, a comprehensive liability insurance policy for the protection of travelers on the Toll Road. The Regulatory Agreements provide that the Toll Road will be owned, maintained and operated by Properties but allow Properties to sell or transfer its rights and obligations to a permitted assignee. If Properties transfers its rights and obligations, the assignee shall become liable for all of Properties’ obligations under the Regulatory Agreements, provided, however, that Properties shall remain liable for substantial completion of the Parkway.

Avatar and its subsidiaries have a relationship with Osceola County and Polk County in connection with real estate development and other business operations conducted by Avatar in such Counties. Zoning, permitting and other approvals are obtained from the appropriate County or Counties in connection with Avatar’s development activities. In addition, from time to time Avatar has contributed or sold parcels of land to Osceola County and/or Polk County for public purposes, such as the construction of schools, and has contributed roads, which have been developed by Avatar within its communities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

March 12, 2007	By:	Juanita I. Kerrigan

Name: Juanita I. Kerrigan
Title: Vice President and Secretary